Exhibit 99.1

DRI Corporation Announces Domestic Order Valued at Approximately $2.2 Million

DALLAS--(BUSINESS WIRE)--November 2, 2011--DRI Corporation (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that its Digital Recorders, Inc. subsidiary in Durham, N.C., has received an order for Digital Recorders® automatic vehicle location (“AVL”) systems, valued at approximately $2.2 million, from a transit operating authority located in the Southeast.

David L. Turney, Chairman of the Board of Directors and Chief Executive Officer, said: “This order is from a long-standing Digital Recorders® customer. The project, which showcases much of the Digital Recorders® engineered systems and services suite, may enable the customer to leverage its current installed base of Digital Recorders® Talking Bus® automatic voice announcement systems with cost-effective upgrades that should optimize fleet operation efficiencies. Through the products’ enhanced features, the customer’s passengers also should be able to enjoy user-friendly, Web-based applications.”

Deliveries are expected to commence in fourth quarter 2011 and conclude in fourth quarter 2012. Deliverables include the Digital Recorders® AVL; paratransit scheduling and monitoring, automatic passenger counting, and OTvia2® Web-based passenger advisory systems and wireless features.

ABOUT DIGITAL RECORDERS, INC.

Digital Recorders, Inc. designs, manufactures, sells, and services intelligent transportation solutions for the U.S. transit industry. Products include: Digital Recorders® computer-aided dispatch/automatic vehicle location systems; Digital Recorders® automatic vehicle monitoring systems; Talking Bus® automatic voice announcement systems; Digital Recorders® vandal-resistant, hands-free driver microphones; Digital Recorders® TransitVision™ video surveillance systems; Digital Recorders® VacTell® video actionable intelligence systems; and more. Digital Recorders, Inc., a DRI Corporation subsidiary established in 1983, is based in Durham, N.C. For more information, visit www.digitalrecorders.com.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. We manufacture, sell and service Mobitec® and TwinVision® electronic information display systems and Digital Recorders® engineered systems. These proprietary systems and other related products and services help increase the mobility, flow, safety and security of public transportation agencies and their passengers. From our inception in 1983 through our fiscal year-end on Dec. 31, 2010, we’ve grown our product installations to include public transit fleets in more than 50 countries, our annual sales revenues to $87.3 million, and our global workforce to 275 people. We presently have operations and/or sales offices in Australia, Brazil, Germany, Singapore, Sweden and the United States, a joint venture in India, and corporate administrative offices in Dallas, Texas. We also are expanding into Russia. The next time you see a bus, think of us.SM For more information, visit www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the order’s uniqueness, the project’s anticipated completion date, the transit agency’s ability to help optimize fleet operation efficiencies and enrich the ridership experience of passengers, as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that the order may not be unique, the project’s completion date may not conclude when anticipated, and the transit agency may not help optimize fleet operation efficiencies and/or enrich the ridership experience of passengers, as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K as filed April 15, 2011 and Quarterly Report on Form 10-Q as filed May 16, 2011 and Aug. 15, 2011, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com